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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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                                   GEORGESON
                                 & COMPANY INC.

                               IMPORTANT REMINDER

                         RE: RJR NABISCO HOLDINGS CORP.

             SOLICITATION OF WRITTEN CONSENTS FOR SPINOFF RESOLUTION
                    AND BYLAW AMENDMENT BY BROOKE GROUP LTD.

 Securities to be Solicited: Common Stock                    Cusip No. 74960K876
                             Series C Conversion Preferred   Cusip No. 74960K884

ATTENTION: DEPARTMENT MANAGERS

     Brooke Group Ltd. has scheduled a cut-off date of Thursday, February 15, 1996 for its consent solicitation.

     As of this date we ask that you issue a properly executed BLUE consent card. Each BLUE consent card should reflect all internal adjustments due to later dated revocations from customers who have previously consented. DO NOT ISSUE A YELLOW REVOCATION CARD TO RJR NABISCO. Doing so will cause an unintentional revocation of shares held by holders who have consented.

     If you have any questions or need assistance please contact Georgeson & Company Inc. Bank and Trust Company inquiries should be directed to our Bank Department, telephone: (212) 440-9901; Broker inquiries to the Broker Department, telephone: (212) 440-9907.

     Your cooperation will be greatly appreciated.

                                                     GEORGESON & COMPANY INC.